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                                  EXHIBIT 15.1

                        [Letterhead of Maples and Calder]

Our ref

China Techfaith Wireless Communication Technology Limited
Tower D2,
IT Park
Electronic Town
No. 10A, Jiu Xian Qiao North Road
Chao Yang District, Beijing 100015
People's Republic of China

                                                                  12 June, 2008

Dear Sirs,

RE: CHINA TECHFAITH WIRELESS COMMUNICATION TECHNOLOGY LIMITED (THE "COMPANY")

We consent to the reference to our firm under the heading "Cayman Islands Taxation" in the Company's Annual Report on Form 20-F for the year ended December 31, 2007, which will be filed with the Securities and Exchange Commission in the month of June 2008.

Yours faithfully,

/s/ Maples and Calder
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Maples and Calder